EXHIBIT 99.1

PRESS RELEASE

The Brink’s Company
           1801 Bayberry Court
P.O. Box 18100
 Richmond, VA 23226-8100 USA
Tel. 804.289.9600
Fax 804.289.9770

 FOR IMMEDIATE RELEASE
Contact:
Investor Relations
804.289.9709

Brink’s Reports First-Quarter Results
Strong Revenue and Profit Growth Driven by Latin America
Management Raises Full-Year Segment Margin Outlook
GAAP EPS $.35 vs. $.39; Non-GAAP EPS $.58 vs. $.39

RICHMOND, Va., April 26, 2012 – The Brink’s Company (NYSE: BCO), a global leader in security-related services, today reported first-quarter earnings.

First-Quarter Highlights
GAAP:
•	Revenue $967 million, up 6% (9% organic growth), EPS: $.35 vs. $.39
•	Segment profit up 28% to $67 million, margin 6.9% vs. 5.7%
•	International margin 8.3% vs. 6.7%
•	North America margin 2.5% vs. 2.8%
Non-GAAP:
•	Revenue up 6% to $967 million (9% organic growth), EPS: $.58 vs. $.39
•	Segment profit up 32% to $70 million, margin 7.2% vs. 5.8%
•	International margin 8.4% vs. 6.7%; Latin America profit up 58%, EMEA up slightly
•	North America margin 3.4% vs. 3.1%, full-year margin expected to be 4.5% to 5.5%
Other:
•	Full-year segment margin outlook raised to approximately 7%

Tom Schievelbein, interim president and chief executive officer, said: “First-quarter results reflect strong growth throughout Latin America.  Non-GAAP profit margins in Europe and North America were up slightly, despite market conditions that remain extremely challenging.  We are highly focused on cost reduction and productivity measures in these markets and expect modest profit growth this year and accelerated improvement in 2013.  We’re off to a good start in 2012 and now expect our annual segment margin rate to be about 7% with organic revenue growth of 5% to 8%.”

Summary Reconciliation of First-Quarter GAAP to Non-GAAP EPS*
	First Quarter
	2012	2011
GAAP EPS	$0.35	$0.39
Exclude U.S. retirement plan expenses	0.22	0.09
Exclude gains on asset sales and acquisitions	(0.02)	(0.06)
Exclude employee benefit settlement charge	0.01	-
Adjust quarterly tax rate to full-year average rate	0.02	(0.03)
Non-GAAP EPS*	$0.58	$0.39

Summary of First-Quarter Results*
	First Quarter
(In millions, except per share amounts)	2012	2011	% change

GAAP
Revenues	$967	$913	6%
Segment operating profit (a)	67	52	28
Non-segment expense	(24)	(15)	62
Operating profit	42	37	15
Income from continuing operations (b)	17	19	(10)
Diluted EPS from continuing operations (b)	0.35	0.39	(10)

Non-GAAP
Revenues	$967	$913	6%
Segment operating profit (a)	70	53	32
Non-segment expense	(10)	(9)	4
Operating profit	60	44	38
Income from continuing operations (b)	28	19	48
Diluted EPS from continuing operations (b)	0.58	0.39	49

(a)
Segment operating profit is a non-GAAP measure that is reconciled to operating profit, a GAAP measure, on page 10.  Disclosure of segment operating profit enables investors to assess operating performance excluding non-segment income and expense.

(b)	Amounts reported are attributable to shareholders of The Brink’s Company and exclude earnings related to noncontrolling interests.

*Non-GAAP results are reconciled to the applicable GAAP results in more detail on page 10.  Amounts may not add due to rounding.

Segment Results – GAAP

(In millions)		Organic	Acquisitions /	Currency		% Change
	1Q '11	Change	Dispositions (b)	(c)	1Q '12	Total	Organic
Revenues:
Latin America	$332	69	-	(15)	386	16	21
EMEA	307	12	-	(13)	307	-	4
Asia Pacific	35	3	-	-	38	8	9
International	674	84	-	(28)	730	8	12
North America	239	-	(1)	(1)	236	(1)	-
Total	$913	83	(1)	(29)	967	6	9
Operating profit:
International	$45	18	-	(2)	61	35	39
North America	7	(1)	-	-	6	(15)	(16)
Segment operating profit	52	17	-	(2)	67	28	32
Non-segment (a)	(15)	(9)	-	-	(24)	62	62
Total	$37	7	-	(2)	42	15	19

Segment operating margin:
International	6.7%				8.3%
North America	2.8%				2.5%
Segment operating margin	5.7%				6.9%

Segment Results - Non-GAAP

(In millions)		Organic	Acquisitions /	Currency		% Change
	1Q '11	Change	Dispositions (b)	(c)	1Q '12	Total	Organic
Revenues:
Latin America	$332	69	-	(15)	386	16	21
EMEA	307	12	-	(13)	307	-	4
Asia Pacific	35	3	-	-	38	8	9
International	674	84	-	(28)	730	8	12
North America	239	-	(1)	(1)	236	(1)	-
Total	$913	83	(1)	(29)	967	6	9
Operating profit:
International	$45	18	-	(2)	62	37	41
North America	8	-	-	-	8	7	5
Segment operating profit	53	19	-	(2)	70	32	36
Non-segment (a)	(9)	-	-	-	(10)	4	4
Total	$44	18	-	(2)	60	38	42

Segment operating margin:
International	6.7%				8.4%
North America	3.1%				3.4%
Segment operating margin	5.8%				7.2%

(a)	Includes income and expense not allocated to segments.
(b)	Includes operating results and gains/losses on acquisitions, sales and exits of businesses.
(c)
Revenue and Segment Operating Profit: The “Currency” amount in the table is the summation of the monthly currency changes, plus (minus) the U.S. dollar amount of remeasurement currency gains (losses) of bolivar fuerte-denominated net monetary assets recorded under highly inflationary accounting rules related to the Venezuelan operations.  The monthly currency change is equal to the Revenue or Operating Profit for the month in local currency, on a country-by-country basis, multiplied by the difference in rates used to translate the current period amounts to U.S. dollars versus the translation rates used in the year-ago month.  The functional currency in Venezuela is the U.S. dollar under highly inflationary accounting rules.  Remeasurement gains and losses under these rules are recorded in U.S. dollars but these gains and losses are not recorded in local currency.  Local currency Revenue and Operating Profit used in the calculation of monthly currency change for Venezuela have been derived from the U.S. dollar results of the Venezuelan operations under U.S. GAAP (excluding remeasurement gains and losses) using current period currency exchange rates.

Amounts may not add due to rounding.

Segment Overview – First-Quarter 2012 versus 2011
Revenue increased 6% (9% organic) due to organic growth in all regions except North America.  Non-GAAP segment profit rose 32%, reflecting a segment margin of 7.2%, up from 5.8% in 2011.
The primary driver of the profit increase was Latin America, which represents 40% of total revenue and is the company’s fastest growing segment.  Latin America revenue increased 16% (21% organic) on price and volume increases across the region.  Profits in the region rose 58% on a non-GAAP basis due mainly to organic growth in Mexico, Venezuela, Argentina and Brazil.  Mexico operations, which were acquired at the end of 2010, continued to improve.
North America non-GAAP profit was up slightly as cost actions offset ongoing price and volume pressure.  The North America non-GAAP segment margin was 3.4%, up slightly from 3.1% in the year-ago quarter.  The full-year non-GAAP segment margin in North America is expected to improve to a range between 4.5% and 5.5%, up from 3.6% in 2011.
EMEA profit improved slightly over the year-ago quarter.  Organic revenue growth in EMEA of 4% was offset by unfavorable changes in foreign currency rates.
Asia-Pacific revenue grew 8% while profit fell slightly.

Non-Segment Expenses
Non-segment expenses increased from $15 million to $24 million due to increased retirement plan expenses ($9 million).  On a non-GAAP basis, these expenses were relatively flat at $10 million.

Capital Expenditures and Capital Leases
Brink’s acquired $39 million of fixed assets in 2012 versus $43 million in 2011.  For the full year, the company expects to acquire between $240 million and $260 million of fixed assets, including approximately $30 million in Mexico.

Income Taxes
On a GAAP basis, the first-quarter tax expense was $16 million (effective rate of 41%) versus $11 million (effective rate of 32%) in 2011.  The year-ago rate was affected favorably by a $2 million tax benefit related to enacted tax legislation and audit settlements.  The effective income tax rate for 2012 is expected to be between 37% and 40%.

Recent Events
On March 6, Brink’s contributed 361,446 shares of common stock valued at $9 million to its primary U.S. pension plan.  The total required contribution in 2012 is $31.5 million.  Over the course of 2012 and in future years, the company will evaluate whether to satisfy pension contribution obligations with cash, stock or a combination thereof.

Conference Call
Brink’s will host a conference call on April 26 at 11:00 a.m. Eastern Time to review first-quarter results.  Interested parties can listen by calling (800) 860-2442 (domestic), (412) 858-4600 (international), (866) 605-3852 in Canada, or via live webcast at www.Brinks.com.  Please call in at least five minutes prior to the start of the call.  A replay will be available through May 11, 2012, by calling (877) 344-7529 (domestic) or + (412) 317-0088 (international).  The conference account number is 10012714.  A webcast replay will also be available at www.Brinks.com.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the world’s premier provider of secure transportation and cash management services.  For more information, please visit The Brink’s Company website at www.Brinks.com or call 804-289-9709.

Non-GAAP Results
Non-GAAP results described in this earnings release are financial measures that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  The purpose of the non-GAAP results is to report financial information without certain income and expense items and adjust the quarterly non-GAAP tax rates so that the non-GAAP tax rate in each of the quarters is equal to the full-year non-GAAP tax rate.  For 2012, a forecasted full-year tax rate is used.  The full year non-GAAP tax rate in both years excludes certain pretax and tax income and expense amounts.  The non-GAAP information provides information to assist comparability and estimates of future performance.  Brink’s believes these measures are helpful in assessing operations and estimating future results and enable period-to-period comparability of financial performance.  In addition, Brink’s believes the measures will help investors assess the ongoing operation.  Non-GAAP results should not be considered as an alternative to revenue, income or earnings per share amounts determined in accordance with GAAP and should be read in conjunction with their GAAP counterparts.

Forward-Looking Statements
This release contains both historical and forward-looking information.   Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information.  Forward-looking information in this release includes, but is not limited to, future performance for The Brink’s Company and its global operations, including organic revenue growth and segment operating profit margin in 2012, cost reduction and productivity measures and future results in Europe and North America, anticipated 2012 acquisitions of fixed assets, the anticipated annual effective tax rate for 2012, future pension contributions, projected currency impact on revenue, projected non-segment expense and interest expense, projected net income attributable to noncontrolling interests, and depreciation and amortization for 2012.  The forward-looking information in this release is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to continuing market volatility and commodity price fluctuations and their impact on the demand for our services, our ability to continue profit growth in Mexico and the rest of Latin America, our ability to maintain or improve volumes at favorable pricing levels and increase cost efficiencies in the United States and Europe, investments in information technology and value-added services and their impact on revenue and profit growth, the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates, the implementation of high-value solutions, the ability to identify and execute further cost and operational improvements and efficiencies in our core businesses, our ability to integrate successfully recently acquired companies and improve their operating profit margins, the willingness of our customers to absorb fuel surcharges and other future price increases, the actions of competitors, our ability to identify acquisitions and other strategic opportunities in emerging markets, regulatory and labor issues in many of our global operations and security threats worldwide, the impact of turnaround actions responding to current conditions in Europe and our productivity and cost control efforts in that region, the stability of the Venezuelan economy and changes in Venezuelan policy regarding exchange rates, fluctuations in value of the Venezuelan bolivar fuerte, our ability to obtain necessary information technology and other services at favorable pricing levels from third party service providers, variations in costs or expenses and performance delays of any public or private sector supplier, service provider or customer, our ability to obtain appropriate insurance coverage, positions taken by insurers with respect to claims made and the financial condition of insurers, safety and security performance, our loss experience, changes in insurance costs, the outcome of pending and future claims and litigation, risks customarily associated with operating in foreign countries including changing labor and economic conditions, currency devaluations, safety and security issues, political instability, restrictions on repatriation of earnings and capital, nationalization, expropriation and other forms of restrictive government actions, costs associated with the purchase and implementation of cash processing and security equipment, employee and environmental liabilities in connection with our former coal operations, black lung claims incidence, the impact of the Patient Protection and Affordable Care Act on black lung liability and operations, changes to estimated liabilities and assets in actuarial assumptions due to payments made, investment returns, interest rates and annual actuarial revaluations, the funding requirements, accounting treatment, investment performance and costs and expenses of our pension plans, the VEBA and other employee benefits, mandatory or voluntary pension plan contributions, the nature of our hedging relationships, changes in estimates and assumptions underlying our critical accounting policies, access to the capital and credit markets, seasonality, pricing and other competitive industry factors.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2011 and in our other public filings with the Securities and Exchange Commission.  Readers are urged to review and consider carefully the disclosures we make in our filings with the Securities and Exchange Commission.  The information included in this release is representative only as of the date of this release, and The Brink’s Company undertakes no obligation to update any information contained in this release.

The Brink’s Company and subsidiaries
Outlook Summary (Unaudited)
(In millions)

	GAAP		Non-GAAP
	Full-Year	Full Year 2012	Full-Year	Full Year 2012
	2011	Estimate	2011	Estimate
Organic revenue growth
International	12%	7% – 10%	12%	7% – 10%
North America	-	-	-	-
Total	8%	5% – 8%	8%	5% – 8%

Currency impact on revenue
International	5%	(4)% – (6)%	5%	(4)% – (6)%
North America	1%	-	1%	-
Total	4%	(3)% – (5)%	4%	(3)% – (5)%

Segment margin
International	6.9%	7.0% – 8.0%	7.3%	7.0% – 8.0%
North America	3.2%	3.6% – 4.6%	3.6%	4.5% – 5.5%
Total	5.9%	~7.0%	6.3%	~7.0%

Non-segment expense:
General and administrative	$43	$43	$43	$43
Retirement plans (a)	25	47	-	-
Royalty income	(2)	(2)	(2)	(2)
CEO retirement costs (b)	4	-	-	-
Gains on acquisitions and asset dispositions (c)	(10)	-	-	-
Non-segment expense	$60	$89	$41	$41

Effective income tax rate	38%	37% – 40%	39%	37% – 40%

Interest expense	$24	$23 – 26	$24	$23 – 26

Net income attributable to
noncontrolling interests	$24	$24 – 28	$23	$24 – 28

Fixed assets acquired:
Capital expenditures	$196	$210 – 220	$196	$210 – 220
Capital leases (d)	43	30 – 40	43	30 – 40
Total	$239	$240 – 260	$239	$240 – 260

Depreciation and amortization	$162	$175 – 190	$162	$175 – 190

(a)	Retirement costs related to U.S. retirement plans have been excluded from non-GAAP results.
(b)	Costs related to the retirement of the former CEO are excluded from non-GAAP results.
(c)
Gains recognized on the sale of the U.S. document destruction business ($6.7 million), gains related to acquisition of controlling interest in subsidiaries that were previously accounted for as equity or cost method investments ($2.5 million), and gains on sales of former operating assets ($0.5 million) in 2011 were excluded from non-GAAP results.

(d)
Includes capital leases for newly acquired assets only.  Sales leaseback transactions that occurred during 2011 of $18 million for assets that were originally purchased and included as capital expenditures have been excluded from “Fixed assets acquired – capital leases.”

Amounts may not add due to rounding.

The Brink’s Company and subsidiaries
Condensed Consolidated Statements of Income  (Unaudited)
(In millions, except per share amounts)

	First Quarter
	2012	2011

Revenues	$966.8	$913.3

Costs and expenses:
Cost of revenues	787.0	757.6
Selling, general and administrative expenses	139.6	121.7
Total costs and expenses	926.6	879.3
Other operating income (expense)	2.2	3.0

Operating profit	42.4	37.0

Interest expense	(6.3)	(5.8)
Interest and other income (expense)	3.9	4.4
Income from continuing operations before tax	40.0	35.6
Provision (benefit) for income taxes	16.2	11.4

Income from continuing operations	23.8	24.2

Income from discontinued operations, net of tax	-	1.1

Net income	23.8	25.3

Less net income attributable to noncontrolling interests	(6.8)	(5.3)

Net income attributable to Brink’s	$17.0	$20.0

Income attributable to Brink’s:
Continuing operations	$17.0	$18.9
Discontinued operations	-	1.1

Net income attributable to Brink’s	$17.0	$20.0

Earnings per share attributable to Brink’s common shareholders:
Basic:
Continuing operations	$0.35	$0.40
Discontinued operations	-	0.02
Net income	0.35	0.42

Diluted:
Continuing operations	$0.35	$0.39
Discontinued operations	-	0.02
Net income	0.35	0.41

Weighted-average shares
Basic	48.1	47.6
Diluted	48.3	48.1

The Brink’s Company and subsidiaries
Supplemental Financial Information  (Unaudited)
(In millions)

	First Quarter
	2012	2011
SELECTED CASH FLOW INFORMATION

Property and Equipment Acquired During the Period
Capital expenditures
International	$19.4	$22.2
North America	14.9	7.2
Capital expenditures	34.3	29.4

Capital Leases (a)
International	1.9	5.3
North America	3.2	8.7
Capital leases	5.1	14.0

Total
International	21.3	27.5
North America	18.1	15.9
Total	$39.4	$43.4

Depreciation and amortization
International	$26.9	$25.5
North America	15.3	13.3
Depreciation and amortization	$42.2	$38.8

(a)
Represents the amount of property and equipment acquired using capital leases. Since these assets are acquired without using cash, the amounts are not included in the consolidated cash flow statement. Amounts are provided here to assist in the comparison of assets acquired in the current year versus prior years. Sales leaseback transactions are excluded from "Capital leases."

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for per share amounts)

	GAAP Basis	Gain on Sale of Investments (a)	Employee Benefit Settlement Losses (b)	U.S. Retirement Plans (c)	Adjust Income Tax Rate (d)	Non-GAAP Basis

	First Quarter 2012
Operating profit:
International	$60.9	-	0.8	-	-	61.7
North America	5.8	-	-	2.2	-	8.0
Segment operating profit	66.7	-	0.8	2.2	-	69.7
Non-segment	(24.3)	-	-	14.7	-	(9.6)
Operating profit	$42.4	-	0.8	16.9	-	60.1

Amounts attributable to Brink’s:
Income from continuing operations	$17.0	(1.2)	0.6	10.6	0.9	27.9
Diluted EPS – continuing operations	0.35	(0.02)	0.01	0.22	0.02	0.58

(a)	To eliminate gain related to the sale of investments in mutual fund securities ($2 million). Proceeds from the sale were used to fund the settlement of pension obligations related to the former CEO.
(b)
To eliminate employee benefit settlement losses related to severance payments made by Brink’s subsidiary in Mexico.  Employee termination benefits in Mexico are accounted for under FASB ASC Topic 715, Compensation – Retirement Benefits.

(c)	To eliminate expenses related to U.S. retirement plans.
(d)
To adjust effective income tax rate in the interim period to be equal to the midpoint of the estimated range of the full-year non-GAAP effective income tax rate.  The midpoint of the estimated range of the full-year non-GAAP effective tax rate for 2012 is 38.5%.

	GAAP Basis	Gains on Acquisitions and Asset Dispositions (a)	U.S. Retirement Plans (b)	Adjust Income Tax Rate (c)	Non-GAAP Basis

	First Quarter 2011
Operating profit:
International	$45.2	-	-	-	45.2
North America	6.8	-	0.7	-	7.5
Segment operating profit	52.0	-	0.7	-	52.7
Non-segment	(15.0)	(0.4)	6.2	-	(9.2)
Operating profit	$37.0	(0.4)	6.9	-	43.5

Amounts attributable to Brink’s:
Income from continuing operations	$18.9	(3.0)	4.4	(1.5)	18.8
Diluted EPS – continuing operations	0.39	(0.06)	0.09	(0.03)	0.39

(a)
To eliminate gain related to acquisition of controlling interest in a subsidiary that was previously accounted for as an equity method investment ($0.4 million) and gains on sale of marketable securities ($4.4 million)

(b)	To eliminate expenses related to U.S. retirement plans.
(c)	To adjust effective income tax rate in the interim period to be equal to the full-year non-GAAP effective income tax rate. The non-GAAP effective tax rate for 2011 was 38.6%.

Amounts may not add due to rounding.

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